                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                             TRC COMPANIES, INC.
    ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                             TRC COMPANIES, INC.
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:

_______
* Set forth the amount on which the filing is caculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

--------------------------------------------------------------------------------
Notes:




--------------------------------------------------------------------------------

                                           5 Waterside Crossing
                                           Windsor, Connecticut 06095
                                           Telephone 860-289-8631
TRC COMPANIES, INC.                        Facsimile 860-298-6291
    ----------------------------------------------------------------------------
    A Full-Service Provider of Environmental Solutions


    NOTICE OF ANNUAL MEETING TO BE HELD OCTOBER 27, 1995


    To our Shareholders:

    The Annual Meeting of Shareholders of TRC Companies, Inc. will be held Friday, October 27, 1995 at 10:00 a.m., at the Company's executive offices, 5 Waterside Crossing, Windsor, Connecticut, to consider and take action on the following items:

       1. The election of five directors for the ensuing year;

       2. The appointment of Price Waterhouse as independent accountants for the Company for the fiscal year ending June 30, 1996; and

       3. Such other business as may properly come before the meeting or any adjournments thereof.

    Only holders of record of Common Stock as of the close of business on September 8, 1995 are entitled to receive notice of and vote at this meeting. If your shares are held of record by a broker or other nominee in street name, you cannot vote at the meeting unless the broker or nominee gives written notice to the Company that you are its authorized representative for those shares.


    By Order of the Board of Directors

    /s/ John H. Claussen

    John H. Claussen
    Senior Vice President and Secretary



    Dated at Windsor, Connecticut
    September 15, 1995


    IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AT ONCE IN THE ENCLOSED ENVELOPE.

                                PROXY STATEMENT


GENERAL INFORMATION

   This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of TRC Companies, Inc. (the "Company") from the holders of the Company's Common Stock for the Annual Meeting (the "Meeting") to be held October 27, 1995, and any adjournment or adjournments thereof. The giving of a proxy does not affect your right to vote should you attend the Meeting in person, and the proxy may be revoked at any time before it is voted by voting in person at the Meeting or by giving the Secretary of the Company a signed instrument revoking the proxy or a signed proxy of a later date. Each properly executed proxy not revoked will be voted in accordance with instructions therein. If no instructions are specified in the proxy, it is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees named therein as directors of the Company and FOR the matter described in item 2 in the Notice of Annual Meeting.

   The vote required for the election of directors and approval of the other proposal is set forth in the discussion of the proposals. Abstentions are not counted as votes "for" or "against" a proposal, but where the affirmative vote of a majority of the shares of Common Stock present or represented on a proposal is required for approval (Proposal 2), abstentions are counted in determining the number of shares present or represented. On proposals which require the affirmative vote of a majority of the outstanding shares for approval, abstentions have the same effect as a vote "against." New York Stock Exchange rules permit brokers to vote on both proposals in instances where the broker has not received instructions from the beneficial owner of the shares.

   The Company's Annual Report, including financial statements, for the fiscal year ended June 30, 1995, is being mailed to shareholders along with the Notice of Annual Meeting and Proxy Statement. The financial statements and the discussion and analysis by management of the Company's results of operations and financial condition contained in the Annual Report of the Company for the fiscal year ended June 30, 1995 are incorporated herein by reference.

   The record date for determining those shareholders entitled to vote at the Annual Meeting was September 8, 1995. On that date, the Company had 6,629,782 shares of Common Stock outstanding and entitled to vote*. Each share of Common Stock is entitled to one vote.

   The mailing address of the Company's principal executive office is 5 Waterside Crossing, Windsor, CT 06095, and the approximate date on which this Proxy Statement and the form of proxy are first being sent to shareholders is September 15, 1995.


______________
*Does not include shares issued in connection with the acquisition of the assets of Environmental Solutions, Inc. which will not be votable until delivered in 1998 (or sooner if certain profit goals of the business conducted with the acquired assets are met prior to 1998). See Certain Transactions, page 13.

PRINCIPAL SHAREHOLDERS

   The table below sets forth information as of September 8, 1995 with respect to all persons known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock. Information in the table was reported to the Company by the beneficial owners on forms as required by the Securities and Exchange Commission.

                                         AMOUNT AND NATURE
        NAME AND ADDRESS OF                OF BENEFICIAL         PERCENT OF
         BENEFICIAL OWNER                    OWNERSHIP          COMMON STOCK
-------------------------------------    -----------------      ------------

FMR Corporation                                709,000               10.7%
 Boston, Massachusetts
State of Wisconsin Investment Board            600,000                9.1
 Madison, Wisconsin
T. Rowe Price                                  550,000                8.3
 Baltimore, Maryland
Dimensional Fund Advisors, Inc.                397,000                6.0
 Santa Monica, California
Vincent A. Rocco                               390,176                5.8
 Chairman, Chief Executive Officer
 and Director of the Company
 Windsor, Connecticut
Bruce D. Cowen                                 389,709                5.7
 President and Director of the Company
 Windsor, Connecticut

BOARD MEETINGS AND COMMITTEES

   The Board of Directors held six (6) meetings during the fiscal year ended June 30, 1995. Messrs. Cowen, Large, McNealey and Rocco had perfect attendance records for meetings of the Board of Directors and of the committees of which they were members. Mr. Jepsen attended all but one of the meetings of the Board and attended all his committee meetings.

   The Audit Committee of the Board of Directors, currently composed of Messrs. Jepsen (Chairman) and McNealey, met once during the fiscal year ended June 30, 1995. The Audit Committee, which is elected annually, reviews with Price Waterhouse, the Company's independent accountants, the audit plan and the internal accounting controls for the Company and its subsidiaries, as well as the Company's consolidated financial statements and management letter. The Audit Committee reports to the Board of Directors. It also recommends to the Board the selection of the independent accountants for the Company.

   The Compensation Committee of the Board of Directors, currently composed of Messrs. Large (Chairman), Jepsen and McNealey, met two (2) times during the fiscal year ended June 30, 1995. The Committee approves the general salary scale for employees of the Company and its subsidiaries and specifically establishes the compensation package for the Chairman and the Executive Officers. The Committee's actions are discussed more fully in the Committee Report on Executive Compensation (see pages 10 and 11).

   The Nominating Committee of the Board of Directors, currently composed of Messrs. McNealey (Chairman) and Large, met once during the fiscal year ended June 30, 1995. The Committee reviews the organization, structure, size and composition of the Board and recommends to the Board nominees to serve as directors.

ELECTION OF DIRECTORS

   The five individuals named in the following table have been nominated for election to the Board of Directors, each to serve for a one-year term and until his successor is duly elected and qualified. All of the nominees were elected directors at the 1994 Annual Meeting.

   Should any of such nominees decline or become unable to serve as a director prior to election, the persons named in the proxy will vote for the election of a substitute nominee, if any, designated by the Board of Directors. The Company has no reason to believe that any nominee will decline or be unable to serve.

                   NAME, PRINCIPAL OCCUPATION                                           SERVED AS
                   DURING PAST FIVE YEARS AND                                            DIRECTOR
                 OTHER CORPORATE DIRECTORSHIPS                            AGE             SINCE
----------------------------------------------------------------         -----         ----------

Bruce D. Cowen                                                            42              1987
President and Director of the Company
and Officer or Director of its subsidiaries

Edward G. Jepsen                                                          52              1989
Executive Vice President, Chief Financial Officer and Director
of Amphenol Corporation; Director of Miles Homes, Inc.;
formerly Partner in the accounting firm of Price Waterhouse

Edward W. Large, Esq.                                                     65              1990
Counsel to the law firms of Crowell & Moring and Day, Berry
& Howard; formerly Executive Vice President and Director
of United Technologies Corporation

J. Jeffrey McNealey, Esq.                                                 51              1985
Partner in the law firm of Porter, Wright, Morris & Arthur

Vincent A. Rocco                                                          50              1979
Chairman, Chief Executive Officer and Director of the Company
and Officer or Director of its subsidiaries

   At the Annual Meeting of Shareholders held on October 28, 1994, approximately 86% of the total number of shares entitled to vote at that Meeting for the election of directors were represented in person or by proxy. More than 93% of the shares voting at that Meeting were cast in favor of each of the foregoing nominees.

   The affirmative vote of a plurality of the votes cast at the Annual Meeting is required to elect each nominee.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF THE COMPANY.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth as of September 8, 1995, the total number of shares of the Company's Common Stock beneficially owned by each director and named executive officer of the Company and all directors and executive officers as a group based upon information furnished by each director and executive officer.

                                                 SHARES BENEFICIALLY
   NAME OF INDIVIDUAL OR GROUP                     OWNED DIRECTLY           PERCENT OF
           DESCRIPTION                            OR INDIRECTLY/1/        COMMON STOCK/2/
---------------------------------                -------------------      ---------------

John H. Claussen                                      16,838 /3/                 *
Bruce D. Cowen                                       389,709 /4/                5.7%
Richard D. Ellison                                         - /5/                 -
Edward G. Jepsen                                      27,500 /6/                 *
Miro Knezevic                                              - /5/                 -
Edward W. Large                                       17,000 /6/                 *
J. Jeffrey McNealey                                    7,840 /6/                 *
Vincent A. Rocco                                     390,176 /7/                5.8

All directors and executive officers as a group      883,370 /8/               12.7
  (11 individuals)

____________________
*Indicates that the number of shares owned represents less than 1% of the Common Stock

/1/ Includes shares which may be acquired within sixty (60) days by the exercise of options and warrants.

/2/ The number of shares that may be acquired within sixty (60) days by the exercise of options and warrants have been added to the number of shares actually outstanding for purposes of computing ownership percentages.

/3/ Includes 14,166 shares that may be acquired by the exercise of outstanding options.

/4/ Includes 157,320 shares that may be acquired by the exercise of outstanding options and warrants.

/5/ Excludes shares payable pursuant to the Asset Purchase Agreement dated March 21, 1994, under which the Company purchased the business assets, liabilities and obligations of Environmental Solutions, Inc. See Certain Transactions, page 13.

/6/ Includes 2,000 shares that may be acquired by the exercise of outstanding options.

/7/ Includes 144,320 shares that may be acquired by the exercise of outstanding options and warrants. Also includes 31,605 shares jointly owned by Mr. Rocco and his spouse. The inclusion of such shares is not an admission of beneficial ownership.

/8/ Includes 345,804 shares for executive officers that may be acquired by the exercise of outstanding options and warrants.

COMPENSATION OF DIRECTORS

   Each non-employee director of the Company receives an annual retainer of $12,000. Directors who are also employees of the Company or any of the Company's subsidiaries receive no remuneration for serving as directors.

   At the Annual Meeting in October 1992, the shareholders approved an Outside Directors Stock Option Plan pursuant to which each outside director shall be granted on the first day of October following each fiscal year an option for up to 3,000 shares of Common Stock. The number of shares is determined by a Performance Ratio calculated by dividing the prior fiscal year's Consolidated Net Income Before Taxes by the targeted Consolidated Net Income Before Taxes contained in that fiscal year's Business Plan. Based upon the Company's fiscal 1995 financial performance and a Performance Ratio of 0.88, each Outside Director will receive an option for 2,000 shares of Common Stock.


COMPENSATION OF EXECUTIVE OFFICERS

   a)  Summary Compensation Table

   The Summary Compensation Table that follows sets forth the compensation for services in all capacities earned by the Company's Chairman and Chief Executive Officer and the other four most highly compensated executive officers of the Company and its subsidiaries (the "named executive officers") for each of the three years in the period ended June 30, 1995.

                                                                                  Long Term
                                               Annual Compensation/1/           Compensation/2/         All other
                                            ----------------------------       -----------------
  Name and Principal                                                                Option               Compen-
       Position                Year          Salary ($)          Bonus ($)          Awards (#)          sation ($)/3/
----------------------        ------        ------------        -----------        ------------        ---------------

VINCENT A. ROCCO               1995           $257,000            $65,000             25,000                $8,081
Chairman and                   1994            240,000             30,000             17,500                 5,830
 Chief Executive               1993            240,000             43,000             22,500                 5,564
 Officer

BRUCE D. COWEN                 1995            207,000             65,000             25,000                 8,309
President                      1994            192,000             30,000             17,500                 5,982
                               1993            192,000             43,000             22,500                 5,201

JOHN H. CLAUSSEN               1995            188,000             15,000              5,000                 7,596
Senior Vice President          1994            177,000             15,000              7,500                 6,262
 and General Counsel           1993            126,800 /4/             -               7,500                 3,159

RICHARD D. ELLISON             1995            455,900                 -                  -                     -
Senior Vice President and      1994            146,700 /5/             -                  -                     -
 Chief Engineer, President     1993                 -                  -                  -                     -
 of TRC Environmental
 Solutions, Inc.

MIRO KNEZEVIC                  1995            245,900                 -                  -                     -
Executive Vice President       1994             78,500 /6/             -                  -                     -
 of TRC Environmental          1993                 -                  -                  -                     -
 Solutions, Inc.

______________________

/1/ Pursuant to the rules on executive compensation disclosure adopted by the Securities and Exchange Commission, no amounts for executive perquisites and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.

/2/ The Company has not made any restricted stock awards, and its long-term incentive awards to executives consist of stock options rather than cash payments.

/3/ Amounts of all other compensation include (i) contributions by the Company under the 401(k) Retirement and Savings Plan and (ii) officers' supplemental health benefit of up to $1,000 for each executive.

/4/ Mr. Claussen joined the Company during fiscal 1993. His salary on an annualized basis would have been $157,000.

/5/ Mr. Ellison joined the Company during fiscal 1994. Mr. Ellison's salary on an annualized basis would have been $440,000. Mr. Ellison's salary is determined under an employment agreement entered into in connection with the acquisition of the business assets, liabilities and obligations of Environmental Solutions, Inc. See pages 10 and 13.

/6/ Mr. Knezevic joined the Company during fiscal 1994. Mr. Knezevic's salary on an annualized basis would have been $235,000. Mr. Knezevic's salary is determined under an employment agreement entered into in connection with the acquisition of the business assets, liabilities and obligations of Environmental Solutions, Inc. See pages 10 and 13.

   b)  Option Grants in Last Fiscal Year

   The following table sets forth information concerning individual grants of options to purchase the Company's Common Stock during the 1995 fiscal year to the named executive officers. The Company does not have a program to grant stock appreciation rights.


                                             Individual Grants
----------------------------------------------------------------------------------------------------
                                                                                                    Potential Realizable Value
                         Number of                                                                    at Assumed Annual Rates
                          Shares          % of Total Options                                        of Stock Price Appreciation
                        Underlying            Granted to          Exercise or                           for Option Term/2/
                                                                                                    ---------------------------
                          Options            Employees in          Base Price       Expiration
     Name              Granted (#)/1/         Fiscal Year            ($/Sh)           Date              5% ($)         10% ($)
--------------        ----------------    ------------------    ---------------   --------------    -------------    ----------
VINCENT A. ROCCO           25,000                19.3%               $10.00          10/28/99           $69,075       $152,625
Chairman and Chief
 Executive Officer

BRUCE D. COWEN             25,000                19.3%                10.00          10/28/99            69,075        152,625
President

JOHN H. CLAUSSEN            5,000                 3.9%                10.00          10/28/99            13,815         30,525
Senior Vice President
 and General Counsel

RICHARD D. ELLISON              -                   -                    -               -                  -              -
Senior Vice President
 and Chief Engineer,
 President of
 TRC Environmental
 Solutions, Inc.

MIRO KNEZEVIC                   -                   -                    -               -                  -              -
Executive Vice President
of TRC Environmental
Solutions, Inc.

_____________________________
/1/ Options are granted at 100% of the market price of the underlying Common Stock on the date of grant and vest 33% a year beginning one year from the date of grant. In most cases, options expire five years from the date of grant. Vesting may accelerate in certain change-of-control situations.

/2/ These amounts represent certain assumed rates of appreciation in accordance with Securities and Exchange Commission rules. The actual value, if any, that an executive officer may realize is dependent upon the future performance of the Common Stock and continued employment through the vesting period.

   c) Aggregated Option Exercises in Last Fiscal Year and Option Values at Fiscal Year End

   The following table provides information with respect to the named executive officers concerning the exercise of stock options during the 1995 fiscal year and unexercised options held as of the end of the fiscal year.


                                                                                Number of Shares            Value of Unexercised
                                                                             Underlying Unexercised        In-the-Money Options at
                           Shares Acquired                                  Options at 6/30/95 (#)/1/          6/30/95 ($)/2/
      Name                 on Exercise (#)          Value Realized ($)      Exercisable/Unexercisable     Exercisable/Unexercisable
----------------         -------------------      --------------------      -------------------------     -------------------------

VINCENT A. ROCCO                   -                        -                 100,083          44,166       $94,375        $     -
Chairman and Chief
 Executive Officer

BRUCE D. COWEN                     -                        -                 100,083          44,166        94,375              -
President

JOHN H. CLAUSSEN                   -                        -                   7,500          12,500            -               -
Senior Vice President
 and General Counsel

RICHARD D. ELLISON                 -                        -                      -               -             -               -
Senior Vice President
 and Chief Engineer,
 President of
 TRC  Environmental
 Solutions, Inc.

MIRO KNEZEVIC                      -                        -                      -               -             -               -
Executive Vice President
of TRC Environmental
Solutions, Inc.

______________________________
/1/ In fiscal 1995, the Board of Directors extended for an additional fifteen months the original five-year terms of certain options held by Messrs. Rocco and Cowen

/2/ Based upon closing price of the Company's Common Stock on June 30, 1995 of $7.50.




   d)  Employment Contracts and Termination/Change-In-Control Arrangements

   In 1994, the Company renewed for an additional three-year term Severance Agreements with Messrs. Rocco and Cowen. The Agreements provide for employment of the executives in their current capacities, provided that the Agreements can be terminated by any party thereto upon ninety (90) days notice, subject to the rights described in the following two sentences. Upon certain terminations of employment, Messrs. Rocco and/or Cowen will be paid, in addition to unpaid salaries and benefits as are permitted by Company policies, a severance payment of two times the salary component of their respective cash compensation for the prior year. Among the terminations triggering such payments are a termination by the Company in connection with a change in control of the Company and a termination by the executives following such a change in control where there have also been certain changes in the executives' responsibilities.

   Pursuant to the Company's acquisition of Environmental Solutions, Inc., a subsidiary of the Company entered into four-year employment agreements with Richard D. Ellison and Miro Knezevic. The agreements expire according to their terms on March 21, 1998 and entitle Messrs. Ellison and Knezevic to annual salaries of $440,000 and $235,000, respectively, in the initial year subject to adjustment upwards or downwards in subsequent years based on certain profit goals for the TRC Environmental Solutions, Inc. business.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors (the "Committee") is composed of three independent, outside directors. The Committee is responsible for establishing and administering the Company's executive compensation programs. The Committee seeks to achieve the following objectives:

   . Competitive pay that allows the Company to attract and retain personnel with skills critical to the long-term success of the Company;

   . Pay for performance to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value; and

   . Maintenance of compensation costs that enable the Company to remain competitive in the pricing of its services.

   The Company's executive compensation program includes three components: (1) base salary; (2) annual bonus; and (3) long-term incentive awards. In fiscal 1995 and in subsequent years, it is expected that the latter two components will constitute an increasingly greater percentage of total executive compensation. It is the intent of the Committee to link executive compensation as directly as possible with the Company's financial performance.

   BASE SALARY        Ranges of appropriate base salaries are determined by an
                      analysis of salary data on positions of comparable responsibility within the environmental services sector.
                      Committee approval of individual salary changes is based on performance of the executive against financial and strategic objectives and position of the executive in the competitive pay range. Consistent with the compensation philosophy discussed above, the Committee's preference will be to enhance annual bonuses and long-term awards rather than salaries when possible, given competitive salary conditions.

   ANNUAL BONUS       Annual bonuses are paid pursuant to an Executive Incentive
                      Compensation Plan established in 1988 for officers and senior managers of the Company and its subsidiaries. Under the Plan, an incentive pool is created each fiscal year and is distributed if certain financial goals for the Company are met.

                      The amount of the incentive pool distributed depends on the extent to which the Company's consolidated net income before taxes exceeds a percentage of targeted net income before taxes, as set forth in the Company's annual business plan.

   LONG-TERM          The purpose of this element of the executive compensation
   INCENTIVE AWARDS   program is to link management pay with the long-term
                      interest of shareholders, rather than performance in one single fiscal year as is the case with annual bonuses. The
                      Committee is currently using five-year stock options to achieve the long-term link and has adopted a vesting requirement for the first three years of the grant. The options are granted pursuant to the Company's Stock Option
                      Plan for Key Employees adopted in 1979 and subsequently amended. In determining annual stock option grants, the Committee bases its decision on the individual executive's performance and potential to improve shareholder value.

   The Committee established Mr. Rocco's compensation for fiscal 1995 by reviewing the factors previously discussed. During fiscal 1995, Mr. Rocco received $257,000 in base salary. He did, however, receive a bonus of $65,000 based upon his achievement of goals established with the Compensation Committee prior to the start of the 1995 fiscal year. In order to further increase the tie between Mr. Rocco's performance and the Company's long-term growth, Mr. Rocco received stock options on 25,000 shares.

                   SUBMITTED BY THE COMPENSATION COMMITTEE:

                           Edward W. Large
                           Edward G. Jepsen
                           J. Jeffrey McNealey

STOCK PERFORMANCE INFORMATION

   The following graph compares the cumulative, five-year total return on the Company's Common Stock with the Standard & Poor's 500 Stock Index and an index of peer companies. The peer group consists of six other environmental companies providing services similar to that of TRC. The figures presented assume that all dividends, if any, paid over the five-year period were reinvested, and the starting value of each index and the investment in the Company's stock was $100 on June 30, 1990.


                           [LINE GRAPH APPEARS HERE]


               1990     1991     1992     1993     1994     1995

TRC           $100.00  $156.36  $167.27  $101.82  $145.45  $109.09
S&P 500        100.00   107.40   121.80   138.40   140.35   176.94
PEER GROUP     100.00    84.47    58.52    56.39    43.20    38.24

The companies included in the peer group are Dames & Moore, Inc., Earth Technology Corp., EMCON, Inc., Harding Associates, Inc., ICF Kaiser International, Inc. and Roy F. Weston, Inc. Information concerning the peer group and the Standard & Poor's 500 Stock Index was supplied to the Company by Standard & Poor's Compustat, a division of McGraw-Hill, Inc.

CERTAIN TRANSACTIONS

On March 21, 1994, a wholly-owned subsidiary of the Company acquired the business assets, liabilities and obligations of Environmental Solutions, Inc., an environmental engineering and consulting business headquartered in Irvine,
California.   The purchase price for the assets consisted of approximately $4.8 million in cash; a $14 million 5.75% three-year promissory note (the "Note"); and 459,770 shares of the Company's Common Stock plus up to an additional 827,586 shares of Common Stock (or at Company's election additional cash or a mixture of cash and stock) contingent on certain pre-tax profit goals for the business conducted with the acquired assets over the next four years. None of the stock is payable until the end of the fourth year following the acquisition except that the stock will be payable at the end of an earlier year if the four-year, pre-tax profit goal is realized in such earlier year. Mr. Ellison, President of the subsidiary, now known as TRC Environmental Solutions, Inc., was a 75% shareholder of the selling company and is entitled to 75% of the purchase consideration. Mr. Ellison received a total of $2,082,010 in principal and interest payments on the Note in fiscal 1995. Mr. Knezevic, Executive Vice President of the subsidiary was a 25% shareholder of the selling company and is entitled to 25% of the purchase consideration. Mr. Knezevic received a total of $694,003 in principal and interest payments on the Note in fiscal 1995. Mr. Ellison's spouse and two of his brothers-in-law are employed in the normal course of its business by the subsidiary at annual salaries (including bonus) of $102,847, $159,416, and $127,965, respectively.

   In May, 1994, Mr. Rocco and Mr. Cowen each acquired a 30% equity interest in Chester Labnet, an analytical laboratory which is a vendor of the Company. Sales to the Company in fiscal 1995 were approximately $82,000, and a similar volume of sales is expected in fiscal 1996. Payments from the Company exceeded 5% of Chester Labnet's (but not the Company's) consolidated gross revenues for the fiscal year. All transactions have been and will be in the ordinary course of business and on reasonable and competitive terms and are reviewed annually by the three outside members of the Board of Directors.


APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors, upon recommendation of the Audit Committee, has nominated the firm of Price Waterhouse to be independent accountants for the Company for the fiscal year ending June 30, 1996. Price Waterhouse has been the Company's independent accountants for nine years. A representative of Price Waterhouse is expected to be present at the Annual Meeting and available to make statements and to respond to appropriate questions from shareholders. The affirmative vote of a majority of shares present and entitled to vote at the Meeting is required to approve this proposal.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICE WATERHOUSE AS INDEPENDENT ACCOUNTANTS OF THE COMPANY.

1996 SHAREHOLDER NOMINATIONS AND PROPOSALS

   Shareholders who wish to suggest nominees for election to the Board of Directors at the 1996 Annual Meeting should write, on or before May 19, 1996, to the Secretary of the Company at 5 Waterside Crossing, Windsor, CT 06095, stating in detail the qualifications of such persons for consideration by the Nominating Committee of the Board of Directors.

   If any shareholder intends to present a proposal for consideration at the 1996 Annual Meeting of Shareholders, such proposal must also be received by the Secretary of the Company on or before May 19, 1996, in order to be included in the Company's proxy statement. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations established by the Securities and Exchange Commission.


OTHER BUSINESS

   As of the date of this proxy statement, the Board of Directors knows of no other matters that may be brought before the meeting. However, if any other matters do properly come before the meeting, the persons named in the enclosed proxy will vote upon them in their discretion and in accordance with their best judgment.

   A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WASHINGTON, D.C., IS AVAILABLE TO SHAREHOLDERS FREE UPON REQUEST. ADDRESS REQUESTS TO: TRC COMPANIES, INC., 5 WATERSIDE CROSSING, WINDSOR, CT 06095, ATTENTION: INVESTOR RELATIONS.


   The cost of preparing and mailing the Notice of Annual Meeting, Proxy Statement and form of proxy will be paid by the Company. The Company will request banks, brokers, fiduciaries and similar persons to forward copies of such material to beneficial owners of the Company's Common Stock in a timely manner and to request authority for execution of proxies, and the Company will reimburse such persons and institutions for their out-of-pocket expenses incurred in connection therewith. To the extent necessary in order to assure sufficient representation, officers and regular employees of the Company may solicit the return of the proxies by telephone, personal interview or other methods. The extent of this solicitation by personal contact will depend upon the response to the initial solicitation by mail. It is anticipated that the costs of solicitation, if undertaken, will not exceed $1,000.


                      By Order of the Board of Directors

                             /s/ John H. Claussen

                               John H. Claussen
                      Senior Vice President and Secretary

Dated at Windsor, Connecticut
September 15, 1995

                     SOLICITED BY THE BOARD OF DIRECTORS OF
                              TRC COMPANIES, INC.
                                     PROXY

I (We) hereby appoint Vincent A. Rocco and Bruce D. Cowen and each of them, as proxies with power of substitution and revocation to vote all my (our) shares of Common Stock in TRC Companies, Inc., at the Annual Meeting of Shareholders to be held October 27, 1995 at 10:00 a.m. at the executive offices of the Company at 5 Waterside Crossing, Windsor, Connecticut and at any adjournment thereof: (Please place mark in one box only.)

The Board of Directors recommends a vote FOR the following proposals:

ITEM 1--Election of 5 nominees for directors.

FOR WITHHELD      Bruce D. Cowen, Edward G. Jepsen, Edward W.
[_]    [_]        Large, J. Jeffrey McNealey and Vincent A.
                  Rocco.

                  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

                  -------------------------------------------------------------

ITEM 2--The appointment of Price Waterhouse as independent accountants for the Company for the fiscal year ending June 30, 1996.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

The Proxies named above will, in their sole discretion, vote upon such other matters as may properly come before the meeting and any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE 5 NOMINEES FOR DIRECTOR AND FOR
ITEM 2.

                                    Dated ________________, 1995

                                    ___________________________________________

                                    ___________________________________________
                                                   SIGNATURE(S)

                                    PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES
                                    APPEAR ON THIS PROXY. JOINT OWNERS SHOULD
                                    EACH SIGN. ATTORNEYS, EXECUTORS, ADMINIS-
                                    TRATORS, TRUSTEES OR GUARDIANS SHOULD SO
                                    INDICATE WHEN SIGNING.